Exhibit 10.1

AMENDMENT NO. 2 TO ASSIGNMENT AND LICENSE AGREEMENT

THIS AMENDMENT NO. 2 TO ASSIGNMENT AND LICENSE AGREEMENT (this “Amendment”) dated this 3rd day of March, 2005 (the “Effective Date”), is entered into between Cubist Pharmaceuticals Incorporated, a Delaware corporation having its principal place of business at 65 Hayden Avenue, Lexington, MA 02421 and its Affiliates (collectively “CUBIST”) and Eli Lilly and Company, an Indiana corporation having an office and principal place of business at Lilly Corporate Center, Indianapolis, Indiana 46285 and its Affiliates (“LILLY”).

WITNESSETH:

WHEREAS, the parties entered into an ASSIGNMENT AND LICENSE AGREEMENT effective as of October 20, 2000, and an AMENDMENT No. 1 to the ASSIGNMENT AND LICENSE AGREEMENT dated as of July 1, 2003 (as amended, the “Agreement”).

WHEREAS, the parties have entered into a STOCK PURCHASE AGREEMENT and a REGISTRATION RIGHTS AGREEMENT on even date herewith whereby CUBIST will transfer to LILLY twenty million dollars ($20,000,000) worth of shares of CUBIST common stock (the “Shares”) and cause such Shares to be registered under applicable securities laws in return for a reduction of two percent (2%) on all royalties to be paid under the Agreement.

WHEREAS, the parties desire to amend the Agreement in accordance with Section 17.04 thereof in certain respects as set forth below.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants set forth below, the parties amend the Agreement and agree as follows:

AMENDMENT

The Parties have reached mutual agreement that as of the Amendment Effective Date (as defined below),  each of the specific royalty rates set forth in Sections 4.01, 4.02 and 4.03 of the Agreement, shall be deleted and shall be replaced with a specific royalty rate that is equal to (a) the previous royalty rate minus (b) two percentage points. For avoidance of doubt, upon the Amendment Effective Date, the aggregate royalty reduction to date, including the royalty reduction set forth in Amendment No. 1 to the ASSIGNMENT AND LICENSE AGREEMENT, shall be equivalent to three percentage points.

AMENDMENT EFFECTIVE DATE

The amendments referred to above shall become effective upon the closing of the stock purchase contemplated by the STOCK PURCHASE AGREEMENT; provided however, that if such closing occurs prior to the effective date of the Registration Statement contemplated by the REGISTRATION RIGHTS AGREEMENT, then the amendments referred to above shall become effective upon the earlier of: (a) the date on which the Registration Statement contemplated by the REGISTRATION RIGHTS AGREEMENT shall have been declared effective by the Securities and Exchange Commission; (b) the date on which Lilly makes its first sale of any Shares, which date shall be provided to Cubist in writing within five (5) days of such sale, provided that Lilly’s failure to notify Cubist thereof shall not impact the determination of the Amendment Effective Date for purposes of this clause (b); or (c) one (1) year from the  date of closing of the stock purchase contemplated by the STOCK PURCHASE AGREEMENT (the date on which the amendments become effective being the “Amendment Effective Date”). In the event the STOCK PURCHASE AGREEMENT is terminated pursuant to Section 5.3 thereof prior to the consummation of the stock purchase contemplated thereby, this Amendment shall be deemed terminated and of no further force or effect, and the royalty reduction contemplated herein shall not occur.

MISCELLANEOUS

1.1           Defined Terms.  All terms used, but not defined, herein shall have the respective meanings set forth in the Agreement.

1.2           Continuing Effect.  This Amendment shall be effective for all purposes as of the Amendment Effective Date.  Except as otherwise expressly modified by this Amendment, the Agreement shall remain in full force and effect in accordance with its terms.

1.3           Counterparts.  This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

ELI LILLY AND COMPANY

By	/s/John C. Lechleiter

Title	Executive VP Pharma Operations

CUBIST PHARMACEUTICALS, INC.

By	/s/David W.J. McGirr

Title	Senior VP, Chief Financial Officer